UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  October 5, 2007
(Date of earliest event reported)

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (408) 226-9900

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2007, the Board of Directors (the “Board”) of Photon Dynamics, Inc. (the “Company”) increased the number of directors on the Board from seven to eight, and appointed Dr. Donald C. Fraser to fill the newly created directorship and to hold office for the remainder of the term until his successor is elected and qualified.   We expect to nominate Dr. Fraser for re-election by a vote of stockholders at the Company’s 2008 annual meeting of stockholders.  Dr. Fraser does not serve on a committee of the Board at the present time and the Board has not made a decision regarding Dr. Fraser’s membership on any committees of the Board.

There are no arrangements or understandings between Dr. Fraser and any other person pursuant to which Dr. Fraser was appointed as a director.  There are no transactions in which Dr. Fraser has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Dr. Fraser’s appointment to the Board, Dr. Fraser will receive an annual cash retainer based on the Company’s current compensation policy for non-employee directors, as described in the Company’s annual proxy, and initial and annual equity compensation under the Company’s 2006 Non-Employee Directors’ Stock Incentive Plan, as previously filed by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: October 11, 2007	By:	/s/ Carl C. Straub Jr.
Carl C. Straub Jr.
General Counsel and Secretary

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